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                                                                   EXHIBIT 23.1

The Board of Directors
Technitrol, Inc.

  We consent to the use of our report included herein and to the reference to our firm under the heading "Experts" in the prospectus. Our report refers to a change in 1993 in the method of accounting for income taxes.

                                          KPMG Peat Marwick LLP

Philadelphia, Pennsylvania
August 18, 1995